As filed with the Securities and Exchange Commission on July 20, 2007
Registration No. 333-144137

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington DC 20549

Form S-1/A
AMENDMENT NO. 2 TO
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7383 (Primary Standard Industrial Classification Code Number)	33-1117834 (I.R.S. Employer Identification No.)

800 Second Avenue, 5th Floor
New York, New York 10017
Telephone: (212) 896-1255
Facsimile: (212) 986-3380
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Yde III
Chairman of the Board, President and Chief Executive Officer
Global Traffic Network, Inc.
800 Second Avenue, 5th Floor
New York, New York 10017
Telephone: (212) 896-1255
Facsimile: (212) 986-3380
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William M. Mower, Esq. Alan M. Gilbert, Esq. Maslon Edelman Borman & Brand, LLP 90 South 7th Street, Suite 3300 Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397	Steven Grossman, Esq.
C. Brophy Christensen, Esq.
O’Melveny & Myers LLP
Embarcadero Center West
275 Battery Street, Suite 2600
San Francisco, California 94111-3305
Telephone: (415) 984-8700
Facsimile: (415) 984-8701

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-144137) is being filed solely for the purpose of filing an exhibit to the Registration Statement. Amendment No. 2 does not modify any provision of the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the prospectus and such Items of Part II of the Registration Statement have not been included herein.

Item 16.	Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibits:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation of Global Traffic Network, Inc. (incorporated by reference to Exhibit 3.1 to the Form S-l registration statement of the registrant (File No. 333-130417)).
3.2	Bylaws of Global Traffic Network, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-l registration statement of the registrant (File No. 333-130417)).
4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-l registration statement of the registrant (File No. 333-130417)).
4.2	Underwriter’s Warrant Agreement dated March 29, 2006 between Global Traffic Network, Inc. and Feltl and Company, Inc. and related Warrant Certificate. (incorporated by reference to Appendix A of Exhibit 1.1 to the Form S-l registration statement of the registrant (File No. 333-130417)).
5.1	Opinion of Maslon Edelman Borman & Brand, LLP.**
10.1	Global Traffic Network, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.2	Senior Note Purchase Agreement dated November 9, 2005 by and between Canadian Traffic Network ULC and Metro Networks Communications, Inc. (incorporated by reference to Exhibit 10.2 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.3	Senior Secured Note dated November 9, 2005 by Canadian Traffic Network ULC in favor of Metro Networks Communications, Inc. (incorporated by reference to Exhibit 10.3 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.4	Security Agreement dated November 9, 2005 by and between Canadian Traffic Network ULC and Metro Networks Communications, Inc. (incorporated by reference to Exhibit 10.4 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.5	Guaranty Agreement dated November 9, 2005 by and among Global Traffic Network, Inc., Global Traffic Canada, Inc., The Australia Traffic Network Pty Limited and Metro Networks Communications, Inc. (incorporated by reference to Exhibit 10.5 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.6	Mutual Sales Representation Agreement dated November 9, 2005 by and between Metro Networks Communications, Limited Partnership and Canadian Traffic Network ULC (incorporated by reference to Exhibit 10.6 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.7	Traffic Data Agreement dated November 9, 2005 by and between Metro Networks Communications, Limited Partnership and Canadian Traffic Network ULC (incorporated by reference to Exhibit 10.7 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.8	Aircraft Traffic Report Supply Agreement dated October 21, 2005 by and between Canadian Traffic Network ULC and Corus Entertainment Inc. (incorporated by reference to Exhibit 10.8 to the Form S-l registration statement of the registrant (File No. 333-130417)).†
10.9	Traffic Report Supply Agreement commencing July 1, 2006 by and between The Australia Traffic Network Pty Limited and Austereo Pty Limited, as amended.†**
10.10	News Report Broadcasting Agreement dated July 1, 2005 by and between The Australia Traffic Network Pty Limited and Austereo Pty Limited (incorporated by reference to Exhibit 10.10 to the Form S-l registration statement of the registrant (File No. 333-130417)).†

Exhibit No.	Description

10.11	Securities Exchange Agreement dated December 13, 2005 by and among Global Traffic Network, Inc., The Australia Traffic Network Pty Limited, William L. Yde III, Dale C. Arfman, Thomas M. Gilligan, Donald R. Bussell, Questcom Media Brokerage, Inc. and Metro Networks Communications, Inc. (incorporated by reference to Exhibit 10.11 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.12	Employment Agreement dated November 18, 2005 by and between Global Traffic Network, Inc. and William L. Yde III (incorporated by reference to Exhibit 10.12 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.13	Employment Agreement dated November 18, 2005 by and between Global Traffic Network, Inc. and Dale C. Arfman (incorporated by reference to Exhibit 10.13 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.14	Form of Global Traffic Network, Inc. Stock Option Agreement (2005 Stock Incentive Plan — Employee Non-Qualified) (incorporated by reference to Exhibit 10.14 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.15	Form of Global Traffic Network, Inc. Stock Option Agreement (2005 Stock Incentive Plan — Director) (incorporated by reference to Exhibit 10.15 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.16	Employment Agreement dated February 14, 2006 by and between Global Traffic Network, Inc. and Scott E. Cody (incorporated by reference to Exhibit 10.16 to the Form S-l registration statement of the registrant (File No. 333-130417)).
10.17	Amendment No. 1 to Employment Agreement dated April 4, 2007 by and between Global Traffic Network, Inc. and Scott E. Cody (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 4, 2007).
10.18	Management Agreement dated August 1, 2002 by and between The Australia Traffic Network Pty Limited and Wisconsin Information Systems dba Milwaukee Traffic Network (incorporated by reference to Exhibit 10.17 to the Form S-l registration statement of the registrant (File No. 333-130417)).
21.1	Subsidiaries of Global Traffic Network, Inc. (incorporated by reference to Exhibit 10.1 to the Form S-l registration statement of the registrant (File No. 333-130417)).
23.1	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1).**
23.2	Consent of BDO Kendalls (NSW) (formerly BDO).**
24.1	Power of Attorney.**

*	Filed herewith.

**	Previously filed.

†	Confidential treatment has been granted as to certain portions of this exhibit pursuant to Rule 406 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 20, 2007.

GLOBAL TRAFFIC NETWORK, INC.

By:	/s/ William L. Yde III
William L. Yde III
Chairman and Chief Executive Officer
and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William L. Yde III William L. Yde III	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer) and Director	July 20, 2007

/s/ Scott E. Cody Scott E. Cody	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	July 20, 2007

/s/ Dale C. Arfman Dale C. Arfman	Treasurer, Secretary and Director	July 20, 2007

/s/ Gary O. Benson Gary O. Benson	Director	July 20, 2007

/s/ Shane E. Coppola Shane E. Coppola	Director	July 20, 2007

/s/ Robert L. Johander Robert L. Johander	Director	July 20, 2007

/s/ Stuart R. Romenesko Stuart R. Romenesko	Director	July 20, 2007

/s/ Gary L. Worobow Gary L. Worobow	Director	July 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement.